Strong Short-Term Municipal Bond Fund, Inc.

                         EXHIBIT 16

                 SCHEDULE OF COMPUTATION OF
                   PERFORMANCE QUOTATIONS


I.   CURRENT ANNUALIZED YIELD:  30 days ended August 29,
1997

     A.   Formula

                    a-b
          YIELD = 2[(---------- + 1)6 - 1]
                    cd

          Where:         a =  dividends and interest earned
during the period.
                    b =  expenses accrued for the period
                         (net of reimbursements).
                    c =  the average daily number of shares
                         outstanding during the period.
                    d =  the maximum offering price per
                         share on the last day of the
                         period.

     B.   Calculation

                          670,185.67 - 83,524.40
          YIELD = 2[(---------------------------------- +
1)6 - 1]
                          15,943,535.179 x 9.82

          YIELD = 4.54%


II.  TAX-EQUIVALENT YIELD:  30 Days ended August 29, 1997

     A.   Formula

          Tax-Equivalent Yield =         YIELD (as defined
above)
                             100% - Stated Marginal Tax Rate

     B.   Calculation

          4.54%/(1 - .31 tax rate*)

          4.54%/.69 = 6.58%

          *31% federal tax rate



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III. AVERAGE ANNUAL COMPOUNDED RETURN

     A.   Formula
                                     _____
          P (1 + T)n = ERV    or   T \n/ERV/P -1

Where:         P =  a hypothetical initial payment of
$10,000

          T =  average annual total return

          n =  number of years

               ERV =     ending redeemable value of a
hypothetical $10,000 payment made
               at the beginning of the stated periods at the end of the stated
               periods.

     B.   Calculation
                     _____
          T = \n/ERV/P - 1

          1.   One-year period 8-31-96 through 8-31-97
                           ___________
               6.72% = \1/10,672/10,000 - 1


          2.   Five-year period 8-31-92 through 8-31-97
                           ___________
               4.30% = \5/12,340/10,000 - 1


          3.   Since inception 12-31-91 through 8-31-97
                      ___________
               4.68%= \5.67/12,962/10,000 - 1


IV.  TOTAL RETURN

     A.   Formula

          EV-IV
            IV =    TR

Where:         EV = Value at the end of the period,
including reinvestment of all
dividends and capital gains distributions

          IV = Initial value of a hypothetical investment at the net asset value

          TR = Total Return


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     B.   Calculation

          EV-IV
            IV =    TR

          One-year period ended August 31, 1997

               10,672 - 10,000
                   10,000          =    6.72%

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